UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 5, 2006

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                            General Components, Inc.
               (Exact name of registrant as specified in charter)


             Nevada                                               88-0496645
(State or Other Jurisdiction of           000-33483           (I.R.S. Employer
         Incorporation)           (Commission File Number)   Identification No.)

Suite 2021, 20F, Two Pacific Place, 88 Queensway, Hong Kong            n/a
         (Address of Principal Executive Offices)                  (Zip Code)

Registrant's telephone number, including area code: 852-2167-8298

          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Sale of VOIP Business

      On September 8, 2006, General Components, Inc. ("General Components"), through its subsidiary General Components, Inc., a Cayman Islands corporation ("GCI Cayman"), and General Components, Inc., a Beijing, China corporation ("GCI China"), a subsidiary of GCI Cayman, entered into an asset purchase agreement (the "Agreement") with ZGS Corporation ("ZGS") pursuant to which General Components will sell to ZGS all of its assets relating to its VOIP business (the "Asset Sale"), subject to conditions specified in the Agreement and ZGS will assume up to $120,000 of the existing liabilities of the VOIP business to Tekelec Corp. The Asset Sale will close on September 30, 2006, or as soon thereafter as practicable following the satisfaction or waiver of all conditions to closing (which include a provision obligating ZGS to establish an entity in China to hold the PRC operations of GCI China and its subsidiaries), provided that the closing of the Asset Sale takes place after the date that certain investors purchase shares of the Class A common stock of ZGS pursuant to an agreement entered into by ZGS and such investors.

      In consideration for the Asset Sale, GCI Cayman will receive (i) 30% of ZGS's common stock on a fully diluted basis (which will provide GCI Cayman with a 15% economic interest in ZGS at the time of closing), (ii) $250,000 in cash, less $30,000 previously paid to GCI Cayman in connection with an option entered into by GCI China with the President of ZGS (which option was subsequently assigned to ZGS) and any accounts payable to Tekelec Corp. assumed by ZGS as described above, and (iii) a promissory note in the principal amount of $250,000 (subject to adjustment as provided in the Agreement) that matures 60 days after the closing date.

      Concurrently with entering into the Agreement, GCI Cayman entered into an option agreement (the "Option") with ZGS pursuant to which GCI Cayman granted ZGS the option to repurchase all of the ZGS common stock owned by GCI Cayman at any time before the first anniversary of the date of the Option. If ZGS exercises the Option (i) within six months of the date of the Option, ZGS must pay an option exercise price of $250,000 to GCI Cayman, (ii) between six and nine months after the date of the Option, ZGS must pay an option exercise price of $375,000 to GCI Cayman, and (iii) after nine months but before twelve months from the date of the Option, ZGS must pay an option exercise price of $500,000 to GCI Cayman. GCI Cayman also agreed not to transfer or encumber the shares of ZGS's common stock that it is acquiring pursuant to the Agreement.

      The foregoing does not purport to be a full description of the parties' rights and obligations under the Agreement and the Option.

Bridge Financing

      On September 5, 2006, General Components entered into an agreement to borrow an aggregate of $165,000 in the form of convertible promissory notes. The Notes are due on September 5, 2007, bear interest at the rate of 8% per annum and are secured by the promissory note to be received by General Components pursuant to the Asset Sale described above. The notes are convertible into shares of General Component's common stock at any time prior to maturity at a conversion price of $.05 per share and General Components is obligated to register the resale of the shares to be received upon conversion under the Securities Act of 1933, as amended, in the event it registers common stock for the account of its other stockholders in connection with a public offering of such shares. The notes may be prepaid by General Components at any time following the filing of such registration statement.

      The foregoing does not purport to be a full description of the parties' rights and obligations under the notes.


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

Share Exchange Transaction

      On September 10, 2006, General Components entered into a Share Exchange Agreement dated as of September 6, 2006 (the "Share Exchange Agreement") with Magical Insight Investments Ltd. ("Magical") to effect a change in control of the company by means of an exchange of shares (the "Share Exchange"). Pursuant to the Share Exchange Agreement, General Components has agreed to issue an aggregate of 179,970,000 shares of its common stock and warrants to purchase an additional 280,030,000 shares of its common stock in exchange for the sole outstanding share of Magical, subject to adjustment as described below. As a result, following the closing of such exchange, the current beneficial owners of the sole outstanding share of Magical will become the beneficial owners of a majority of the outstanding shares of Common Stock of General Components and will have appointed a new board of directors consisting of Mr. Zhang Zhengyu, Ms. Li Ming and Mr. Ma Qing, with Mr. Simon Mu continuing as a director in the post-exchange company.

      There are several conditions to the consummation of the Share Exchange, including that General Components shall be pursuing a financing intended to raise $5 million in gross proceeds, and several significant post-closing obligations on the part of General Components, including the effecting of a reverse split of its outstanding common stock, the sale of the remainder of its existing businesses (other than those operated by Magical) and the closing of the financing mentioned above. In the event the financing covenant is not fulfilled within 30 days of the closing of the share exchange, Magical may negotiate to receive additional shares of General Component's common stock without the payment of any additional consideration.

      The Share Exchange Agreement also provides for the issuance of up to an additional 400,000,000 shares of common stock to the CEO of Magical in the event certain earnings and operational thresholds are achieved in the next 18 months
(with a decrease in the number of contingent shares that may be issued if certain net earnings targets are not met).

      The foregoing does not purport to be a full description of the parties' rights and obligations under the Share Exchange Agreement.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        GENERAL COMPONENTS, INC.


                                        By:   /s/ Bruce A. Cole
                                              ----------------------------
                                              Name:  Bruce A. Cole
                                              Title: President

Dated: September 20, 2006


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